1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		September 19, 2013
NUTRANOMICS, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53551	98 0603540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21 Luke Street, Vatuwaga, Suva, Fiji		--
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	679-331-3255
BUKA VENTURES INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

On September 3, 2013, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Nutranomics, Inc., a Nevada corporation, to effect a name change from Buka Ventures Inc. to Nutranomics, Inc.  Nutranomics, Inc. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name were filed and become effective with the Nevada Secretary of State on September 19, 2013.

The name change has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of September 19, 2013.

The name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on September 19, 2013 under the symbol “NNRX”.  Our new CUSIP number is 67060H 108.

2

Item 9.01	Financial Statements and Exhibits
3.1	Articles of Merger filed with the Nevada Secretary of State on September 9, 2013 with an effective date of September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUKA VENTURES INC.
/s/ Ritesh Chandra Singh
Ritesh Chandra Singh
President and Director

Date:	September 18, 2013